                                                                     Exhibit 4.2

THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 2.07 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.07 OF THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS NOTE REPRESENTS THAT IT IS NOT, AND IS NOT ACQUIRING THE NOTES WITH THE ASSETS OF, OR FOR OR ON BEHALF OF, AND WILL NOT SELL OR OTHERWISE TRANSFER THE NOTES TO, ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITIES ACT OF 1974, AS AMENDED ("ERISA"), ANY OTHER PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF ANY SUCH PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3-101 OR OTHERWISE, OR ANY GOVERNMENTAL OR CHURCH PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR

LAW") EXCEPT TO THE EXTENT THAT THE ACQUISITION AND HOLDING OF THE NOTES:

      (A) (I) ARE MADE SOLELY WITH THE ASSETS OF A BANK COLLECTIVE INVESTMENT FUND AND (II) SATISFY THE REQUIREMENTS AND CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91-38 ISSUED BY THE DEPARTMENT OF LABOR;

      (B) (I) ARE MADE SOLELY WITH THE ASSETS OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT AND (II) SATISFY THE REQUIREMENTS AND CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR;

      (C) (I) ARE MADE SOLELY WITH ASSETS MANAGED BY A QUALIFIED PROFESSIONAL ASSET MANAGER AND (II) SATISFY THE REQUIREMENTS AND CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR;

      (D) (I)ARE MADE SOLELY WITH ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND (II) SATISFY THE REQUIREMENTS AND CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ISSUED BY THE DEPARTMENT OF LABOR;

      (E) (I) ARE MADE SOLELY WITH ASSETS MANAGED BY AN IN-HOUSE ASSET MANAGER AND (II) SATISFY THE REQUIREMENTS AND CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23 ISSUED BY THE DEPARTMENT OF LABOR; OR

      (F) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR, IN THE CASE OF A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO SIMILAR LAW, WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

                                   Global Note

                             Synovus Financial Corp.

                       5.125% Subordinated Notes Due 2017

No.: 01                                                             $450,000,000
Cusip No.:

            Synovus Financial Corp., a corporation duly organized and existing under the laws of Georgia (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Fifty Million Dollars ($450,000,000) (or such lesser amount as shall be the outstanding principal amount of this Note listed on Schedule A hereto) on June 15, 2017 (the "Maturity Date"), and to pay interest thereon from and including June 20, 2005, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2005, at the rate of 5.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid, as provided in the Indenture, to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date; provided, that interest payable at maturity shall be payable to the person to whom principal is payable. Any such interest not so punctually paid or duly provided for forthwith will cease to be payable to the holder on such Regular Record Date and either may be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

            Interest on the Global Note will accrue from and including June 20, 2005 or from and including the last day in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date, or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

            If any Interest Payment Date or the Maturity Date, as the case may be, falls on a day that is not a Business Day, the related payment of interest or principal will be made on the next day that is a Business Day (with the same force and effect as if made on the date such payment was due) and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

            Payment of the principal of, premium, if any, and interest on this Global Note will be made at the office or agency of the Company maintained for that purpose in New York, New York or in such other office or agency as may be established by the Company pursuant to the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding any provision of the Indenture or this Global Note to the contrary, at the option of the Company, payment of interest on this Global Note may be made by check pursuant to the terms of this Global Note mailed to the address of the Person entitled thereto as such address shall appear in the Note Register, except that (i) a holder of $20,000,000 or more in aggregate principal amount of Notes will be entitled to receive such payments by wire transfer within the United States of immediately available funds if appropriate wire transfer instructions shall have been received in writing by the Paying Agent not later than ten days prior to the applicable Interest Payment Date and (ii) payments in respect of the Global Note shall be made by wire transfer of immediately available funds to the accounts specified by the holders of the Global Notes.

            Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                      SYNOVUS FINANCIAL CORP.


                                      By: ______________________________________

[SEAL]

Attest:

_________________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes issued under the within-mentioned Indenture.

                                      THE BANK OF NEW YORK TRUST
                                        COMPANY, N.A., as Trustee and
                                        Authenticating Agent


                                      By: ______________________________________
                                                    Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                       5.125% Subordinated Notes Due 2017

            This Global Note is one of a duly authorized issue of an unlimited amount of securities of the Company (the "Notes"), issued under an Indenture, dated as of June 20, 2005 (the "Indenture", which term shall have the meaning assigned to in it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Global
Note is one of the series designated on the face hereof, in the initial aggregate principal amount of $450,000,000. The Company may from time to time, without notice to or the consent of holders of the Notes, create and issue further Notes ranking pari passu with the Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes) and so that such further Notes may be consolidated and form a single series with the Notes and have the same terms as the Notes.

            The indebtedness evidenced by the Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, and this Global
Note is issued subject to such provisions. Each holder of this Global Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

            If a Bankruptcy Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Global Note shall be conclusive and binding upon such holder and upon all future holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note.

            No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Global Note at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, Notes will be issued only in fully registered form and will be represented by one or more Notes registered in the name of a nominee of The Depository Trust Company. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, the records maintained by The Depository Trust Company's participants. Except for the limited circumstances described in the Indenture, owners of beneficial interests in the Notes will not be entitled to receive Notes in definitive form and will not be considered the holders thereof.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Each holder of a Note covenants and agrees by its acceptance thereof to comply and be bound by the foregoing provisions.

            Prior to the due registration of transfer of this Global Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Global Note is not secured by any collateral, including the assets of the Company or any of its Subsidiaries.

            No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the issue hereof, expressly waived and released.

            All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            THE INDENTURE AND THIS GLOBAL NOTE SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND

FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                   SCHEDULE A

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

Date of Exchange   Amount of decrease in   Amount of increase in    Principal Amount of this      Signature of authorized
                    Principal Amount of     Principal Amount of    Global Note following such   signatory of Trustee or Note
                     this Global Note        this Global Note         decrease or increase               Custodian
